Exhibit 10.17

Acquisition Debt Settlement Agreement

Party A :	NAN DU

ID No. :	411303198208060547

Tel :	18621083096

E-mail :	nancy.du@smarten-tech.com

Party B :	Harmony Energy Technologies Corporation

ATTN :	Nick Nianqing Zeng

Tel :	+1(212)602-1188

E-mail :	Nick.Zeng@HETCUSA.com

In view of the Smarten Technology Equity Acquisition Agreement signed on November 6, 2019 by both parties, Party B has completed the acquisition in August 2020. Basis on the current situation of Party B, the payment cannot be completed before August 31, 2020. For the payment of (two million yuan), both parties A and B have reached the following agreement after friendly negotiation:

1.	Party B will calculate and pay interest to Party A on a monthly basis from September 1, 2020. The monthly interest rate shall be calculated at 1.5% and paid before the 10th of the next month.

2.	Party B shall complete the payment of 2 million in one lump sum before March 1, 2021

3.	Both Parties A and B agreed to transfer the equity transfer and interest to the following account designated by Party A:

Beneficiary account No. : 6228480435510424573

Beneficiary bank ：Xinwu, Wuxi Branch, The Agricultural Bank of China

Beneficiary name ： NAN DU

4.	After this agreement be signed, if Party B fails to pay the principal and interest as scheduled, Party A will require Party B to bear the liability for breach of contract within the scope of Party B’s outstanding debt principal and interest.

5.	In case of any dispute arising from the performance of this agreement, the partie s shall negotiate friendly. If the negotiation fails, they may bring a lawsuit to the p eople’s court where Party A is located.

6.	This agreement is in duplicate, each party to the agreement holds one copy, and it will take effect after both parties sign and seal the agreement.

Party A：NAN DU

X /s/ NAN DU

Party B：Harmony Energy Technologies Corporation

X /s/ NICK ZENG

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